UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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New Mountain Finance AIV Holdings Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY MATERIALS SUBJECT TO COMPLETION

New Mountain Finance AIV Holdings Corporation

787 Seventh Avenue, 48th Floor

New York, NY 10019

April [  ], 2014

Dear Stockholder:

The Board of Directors of New Mountain Finance AIV Holdings Corporation (the “Company” or “AIV Holdings”) is writing to solicit your consent on behalf of the Company to authorize the Board of Directors of the Company to withdraw the Company’s election to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”), which the Board of Directors approved at an in-person meeting held on March 25, 2014.

In order to save the expense associated with holding a special meeting of the Company’s stockholders, the Board of Directors elected to obtain stockholder approval of the proposal described above by written consent pursuant to Section 228 of the Delaware General Corporation Law, rather than by calling a meeting of the stockholders. This consent solicitation statement and enclosed written consent form are being sent to our stockholders on or about April [  ], 2014.

Our Board of Directors recommends that you consent to the approval to authorize the Board of Directors of the Company to withdraw the Company’s election to be treated as a BDC under the 1940 Act. Although our Board of Directors approved this proposal at an in-person meeting held on March 25, 2014, the withdrawal of the Company’s election to be treated as a BDC under the 1940 Act must also be approved by a “majority of the outstanding shares” of the Company, which is defined under the 1940 Act as (A) 67% or more of the voting securities voting by consent, if the holders of more than 50% of the outstanding voting securities of the Company are represented by consent or (B) more than 50% of the outstanding voting securities of the Company, whichever is the less. Our Board of Directors has set March 28, 2014 as the record date (the “Record Date”) for this consent. As a result, this proposal will be approved when we have received the consent to the approval of this proposal from the holders of record of a majority of our outstanding common stock as of the Record Date. Our Board of Directors determined that the consent must be received on or before April [  ], 2014; however, this date may be extended by our Board of Directors in its sole discretion.

Your consent is important because you are a stockholder of the Company. If you consent to the approval of this proposal, please mark the “CONSENT” box on the enclosed written consent form to vote in favor of the proposal to authorize our Board of Directors to withdraw the Company’s election to be treated as a BDC under the 1940 Act and complete, date, sign, and return your written consent form to us by email at pbosco@newmountaincapital.com, by facsimile at (646) 417-5813 or by mail at New Mountain Finance AIV Holdings Corporation, Attn: Paula Bosco, 787 Seventh Avenue, 48th Floor, New York, New York 10019 by April [    ], 2014.

By Order of the Board of Directors of the Company.

Robert A. Hamwee Chief Executive Officer

PRELIMINARY PROXY MATERIALS SUBJECT TO COMPLETION

New Mountain Finance AIV Holdings Corporation

787 Seventh Avenue, 48th Floor

New York, NY 10019

CONSENT SOLICITATION STATEMENT

APRIL [      ], 2014

GENERAL INFORMATION

Information Regarding Consent

This Consent Solicitation Statement is furnished in connection with the solicitation of the stockholders’ consent by the Board of Directors of New Mountain Finance AIV Holdings Corporation (the “Company” or “AIV Holdings”). Our Board of Directors is soliciting this consent in lieu of a meeting of the Company’s stockholders in order to obtain our stockholders’ approval to authorize the Board of Directors of the Company to withdraw the Company’s election to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”), which the Board of Directors approved and declared advisable at an in-person meeting held on March 25, 2014.  Only stockholders of record at the close of business on our record date of March 28, 2014 (the “Record Date”) will be entitled to submit a written consent.

We are incorporated in the State of Delaware and are therefore subject to Title 8 of the Delaware Code. Section 228 of the Delaware General Corporation Law permits the stockholders of a corporation that is incorporated in Delaware to take action without a meeting if the votes represented by consent in writing, setting forth the action so taken, represent a majority of the voting power of the outstanding shares of capital stock of such corporation entitled to vote thereon. Our Board of Directors determined on March 25, 2014 at an in-person meeting that the consent of the stockholders of record on the Record Date must be received on or before April [  ], 2014; however, this date may be extended by our Board of Directors in its sole discretion. Accordingly, if we receive the executed consents approving the proposal from a majority of the stockholders of record on the Record Date on or before April [   ], 2014 (unless the Board of Directors extends this date), the proposals set forth herein will be approved.

Voting and Revocability of Consent

All written consents that we receive, regardless of when dated, will be treated as expired unless valid, written and unrevoked consents constituting the necessary vote for approval of the proposal are received by us by April [  ], 2014 (unless this date is extended by the Board of Directors). You may revoke your consent at any time, provided that we receive a written, signed and dated revocation before the earlier of (i) the date we receive valid, written and unrevoked consents constituting the necessary vote for approval of this proposal or (ii) April [  ], 2014 (or, if this date is extended by the Board of Directors, such later date).  A revocation may be in any written form validly signed by you, as long as it clearly states that a consent previously given is no longer effective. The revocation should be sent to New Mountain Finance AIV Holdings Corporation, Attn: Paula Bosco, 787 Seventh Avenue, 48th Floor, New York, New York 10019 by April [    ], 2014. Under Delaware law, no consent shall be effective to approve the amendments unless, within 60 days of the earliest dated consent delivered to the Company, written consents signed by the holders of a majority of the outstanding shares of our common stock are delivered to the Company.

We will pay the costs of soliciting these consents. In addition to solicitation by mail, our officers, directors and other regular employees, without additional compensation, may solicit consents personally, by facsimile, by email or by other appropriate means. Banks, brokers, fiduciaries and other custodians and nominees who forward consent soliciting material to their principals will be reimbursed their customary and reasonable out-of-pocket expenses.  This Consent Solicitation Statement and the written consent form are available electronically at www.newmountainfinance.com.

Record Date and Consent Rights

Only our stockholders of record as of the close of business on the Record Date,  March 28, 2014, will be entitled to submit a consent on the accompanying form. On that date, there were 100 outstanding shares of our common stock, all of which were owned by New Mountain Guardian AIV, L.P.  Each share of our common stock is entitled to one vote in the consent solicitation. Consents evidencing a “majority of the outstanding shares” of the Company, which is defined under the 1940 Act as (A) 67% or more of the voting securities voting by consent, if the holders of more than 50% of the outstanding voting securities of the Company are represented by consent or (B) more than 50% of the outstanding voting securities of the Company, whichever is the less, are required in order to approve this proposal. To be counted toward the votes required for approval of the proposal, your consent must be delivered to us on or before April [  ], 2014 (unless this date is extended by our Board of Directors). Abstentions and broker non-votes are treated as shares present, and will be counted as a “no” vote.

PROPOSAL TO BE ACTED UPON BY STOCKHOLDERS:

TO AUTHORIZE THE BOARD OF DIRECTORS OF THE COMPANY TO WITHDRAW THE COMPANY’S ELECTION TO BE TREATED AS A BUSINESS

DEVELOPMENT COMPANY UNDER THE INVESTMENT COMPANY ACT OF 1940

AIV Holdings is a Delaware corporation that was originally incorporated on March 11, 2011. Guardian AIV, a Delaware limited partnership, is the sole stockholder of AIV Holdings. AIV Holdings is a closed-end, non-diversified management investment company that has elected to be treated as a BDC under the 1940 Act.  AIV Holdings is a holding company with no direct operations of its own, and until February 3, 2014, its only business and sole asset was its ownership of common membership units of New Mountain Finance Holdings, L.L.C. (the “Operating Company”).

The Operating Company is a Delaware limited liability company. The Operating Company is externally managed and has elected to be treated as a BDC under the 1940 Act.  The Operating Company is externally managed by New Mountain Finance Advisers BDC, L.L.C. (the “Investment Adviser”). New Mountain Finance Administration, L.L.C. (the “Administrator”) provides the administrative services necessary for the Operating Company’s operations. The Investment Adviser and Administrator are wholly-owned subsidiaries of New Mountain Capital (defined as New Mountain Capital Group, L.L.C. and its affiliates). New Mountain Capital is a firm with a track record of investing in the middle market and with assets under management (which includes amounts committed, not all of which have been drawn down and invested to date) totaling approximately $12.0 billion as of December 31, 2013.  The Operating Company, formerly known as New Mountain Guardian (Leveraged), L.L.C., was originally formed as a subsidiary of Guardian AIV by New Mountain Capital in October 2008. Guardian AIV was formed through an allocation of approximately $300.0 million of the $5.1 billion of commitments supporting New Mountain Partners III, L.P., a private equity fund managed by New Mountain Capital. In February 2009, New Mountain Capital formed a co-investment vehicle, New Mountain Guardian Partners, L.P., comprising $20.4 million of commitments. New Mountain Guardian (Leveraged), L.L.C. and New Mountain Guardian Partners, L.P., together with their respective direct and indirect wholly-owned subsidiaries, are defined as the “Predecessor Entities”.

New Mountain Finance Corporation (“NMFC”) is a Delaware corporation that was originally incorporated on June 29, 2010. NMFC is a closed-end, non-diversified management investment company that has elected to be treated as a BDC under the 1940 Act.  On May 19, 2011, NMFC priced its initial public offering (the “IPO”) of 7,272,727 shares of common stock at a public offering price of $13.75 per share. Additionally, 1,252,964 shares were issued to the limited partners of New Mountain Guardian Partners, L.P. at that time for their ownership interest in the Predecessor Entities. In connection with NMFC’s IPO and through a series of transactions, the Operating Company owns all of the operations of the Predecessor Entities, including all of the assets and liabilities related to such operations.

In connection with the IPO, NMFC and AIV Holdings each entered into a joinder agreement with respect to the Limited Liability Company Agreement, as amended and restated, of the Operating Company, pursuant to which NMFC and AIV Holdings were admitted as members of the Operating Company.  Guardian AIV was the parent of the Operating Company prior to the IPO and, as a result of the transactions completed in connection with the IPO, obtained 20,221,938 common membership units in the Operating Company, which Guardian AIV contributed to its newly formed subsidiary, AIV Holdings, in exchange for 100 shares of common stock of AIV Holdings, par value $0.01 per share.  As a result, Guardian AIV became the sole stockholder of AIV Holdings. Following the IPO, AIV Holdings became a holding company with no direct operations of its own, and its only business and sole asset was its ownership of common membership units of the Operating Company without any material long-term liabilities. AIV Holdings’ only source of cash flow from operations was distributions from the Operating Company.  AIV Holdings had the right to exchange all or any portion of its common membership units in the Operating Company for shares of NMFC’s common stock on a one-for-one basis at any time.

This structure was designed to generally prevent NMFC and its stockholders from being allocated taxable income with respect to unrecognized gains that existed at the time of the IPO in the Predecessor Entities’ assets, and rather such amounts would be allocated generally to AIV Holdings and Guardian AIV. The result was that any distributions made to NMFC’s stockholders that may have been attributable to such gains generally would not have been treated as taxable dividends but rather as return of capital.

Since the IPO through February 3, 2014, NMFC completed five underwritten secondary offerings of its common stock on behalf of AIV Holdings as the selling stockholder.  In connection with these five secondary offerings, AIV Holdings tendered an aggregate of 20,221,938 common membership units of the Operating Company held by AIV Holdings to NMFC in exchange for the net proceeds (after deducting underwriting discounts and commissions) of these five secondary offerings and NMFC issued an aggregate of 20,221,938 shares of its common stock directly to the underwriters for these five secondary offerings.  AIV Holdings distributed all of the net proceeds from these five secondary offerings to its sole stockholder, Guardian AIV.  With the completion of the final secondary offering on February 3, 2014, AIV Holdings no longer owns any common membership units of the Operating Company.

As a BDC, AIV Holdings has been subject to the 1940 Act, including certain provisions applicable only to BDCs, although it is exempted from certain provisions of the 1940 Act applicable to registered closed-end investment companies. BDCs generally are provided greater flexibility with respect to management compensation, capital structure, transactions among affiliates and other matters than registered closed-end investment companies.  Nevertheless, as a BDC, AIV Holdings remains subject to significant regulation of its activities.  Accordingly, and after careful consideration of the 1940 Act requirements applicable to BDCs, the cost of 1940 Act compliance and a thorough assessment of AIV Holdings’ current business model, AIV Holdings’ Board of Directors has determined that continuation as a BDC is not in the best interests of AIV Holdings and Guardian AIV at the present time. Specifically, given that AIV Holdings was formed for the sole purpose of holding common membership units of the Operating Company and AIV Holdings has disposed of all of the common membership units of the Operating Company that it was holding as of February 3, 2014, the Board of Directors of AIV Holdings has approved and declared advisable by unanimous written consent the withdrawal of AIV Holdings’ election to be treated as a BDC under the 1940 Act.  In addition, the Board of Directors has approved and declared advisable for AIV Holdings to terminate its registration under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and to dissolve AIV Holdings under the laws of the State of Delaware.

Timeline

If a majority of the Company’s stockholders sign and submit the accompanying consent to authorize the Board of Directors to withdraw AIV Holdings’ election to be regulated as a BDC, the withdrawal will become effective upon receipt by the Securities and Exchange Commission (“SEC”) of AIV Holdings’ application for withdrawal on Form N-54C. As of the date hereof, the Board of Directors believes that AIV Holdings meets the requirements for filing the notification to withdraw its election to be regulated as a BDC, upon the receipt of the necessary stockholder consents. AIV Holdings anticipates filing the Form N-54C with the SEC as soon as practicable after receipt of the necessary stockholder consents.  After the application for withdrawal of AIV Holdings’ BDC election is filed with the SEC, AIV Holdings will no longer be subject to the regulatory provisions of the 1940 Act applicable to BDCs generally, including regulations related to insurance, custody, composition of its Board of Directors, affiliated transactions and any compensation arrangements.

After AIV Holdings files the Form N-54C with the SEC, AIV Holdings will then file a Form 15 with the SEC to terminate AIV Holdings’ registration under Section 12(g) of the 1934 Act.  After these SEC filings and any other federal or state regulatory or tax filings are made, AIV Holdings will proceed to dissolve under Delaware law by filing a certificate of dissolution in Delaware.

Risks Associated with the Withdrawal of Election to be Regulated as a BDC

When the Company ceases to be a BDC, the Company’s stockholders will lose certain protections, including the following:

•                  The Company will no longer be subject to the requirement that it maintain a ratio of assets to senior securities of at least 200%;

•                  The Company will no longer be prohibited from protecting any director or officer against any liability to the Company or the Company’s stockholder arising from willful malfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of that person’s office;

•                  The Company will no longer be required to provide and maintain a bond issued by a reputable fidelity insurance company to protect it against larceny and embezzlement;

•                  The Company will no longer be required to comply with Section 56 of the 1940 Act by ensuring that a majority of the directors are persons who are not “interested persons,” as that term is defined in Section 2(a)(19) of the 1940 Act, and certain persons that would be prevented from serving on the Company’s Board of Directors if it were a BDC (such as investment bankers) will be able to serve on the Company’s Board of Directors;

•                  The Company will no longer be subject to provisions of the 1940 Act regulating transactions between BDCs and certain affiliates and restricting the Company’s ability to issue warrants and options;

•                  The Company will no longer be subject to provisions of the 1940 Act prohibiting the issuance of securities at below net asset value; and

•                  The Company will no longer be subject to the other provisions and protections set forth in Sections 55 through 64 of the 1940 Act and the rules and regulations promulgated under the 1940 Act.

In addition, after withdrawal of the Company’s election to be treated as a BDC, the Company intends to terminate its registration under Section 12(g) of the 1934 Act. As a result, the Company will no longer be required to file periodic reports on Form 10-K, Form 10-Q, Form 8-K, proxy statements and other reports required under the 1934 Act.  However, the Company’s Board of Directors will still be subject to customary principles of fiduciary duty with respect to the Company and its stockholders until the Company dissolves in Delaware.

Vote Required

Section 58 of the 1940 Act provides that a BDC may not withdraw from election as a BDC unless it is authorized to do so by a majority of its issued and outstanding voting securities. For purposes of this proposal, the vote of a “majority of the outstanding shares” means the vote of (A) 67% or more of the voting securities voting by consent, if the holders of more than 50% of the outstanding voting securities of the Company are represented by consent or (B) more than 50% of the outstanding voting securities of the Company, whichever is the less. Since Guardian AIV is the sole stockholder of the Company, receipt of the accompanying consent signed by Guardian AIV will provide the Company with the necessary stockholder approval of this proposal.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU CONSENT TO THE PROPOSAL TO AUTHORIZE THE BOARD OF DIRECTORS OF THE COMPANY TO WITHDRAW THE COMPANY’S ELECTION TO BE TREATED AS A BUSINESS DEVELOPMENT COMPANY UNDER THE INVESTMENT COMPANY ACT OF 1940.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNER

Guardian AIV owns 100 shares of the Company’s common stock, par value $0.01 per share. Guardian AIV is the Company’s sole stockholder and, therefore, owns 100% of the outstanding shares of the Company’s common stock as of March 28, 2014. The Company does not have any preferred stock outstanding.  Guardian AIV has sole voting and investment power with respect to the shares of the Company’s common stock owned by Guardian AIV. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days.  Guardian AIV’s address is 787 Seventh Avenue, 48th Floor, New York, New York 10019.

SUBMISSION OF STOCKHOLDER PROPOSALS

If the Company is not dissolved before then, the Company expects that the 2014 Meeting of Stockholders will be held on May 6, 2014.  A stockholder who had intended to present a proposal at that annual meeting must have submitted the proposal in writing to AIV Holdings at its address of 787 Seventh Avenue, 48th Floor, New York, New York 10019, and AIV Holdings must have received the proposal no later than December 3, 2013, in order for the proposal to have been considered for inclusion in AIV Holdings’ proxy statement for that meeting. The submission of a proposal does not guarantee its inclusion in AIV Holdings’ proxy statement or presentation at the meeting.

For any proposal that was not submitted for inclusion in the Company’s 2014 proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at the 2014 Meeting of Stockholders, SEC rules permit management to vote proxies in its discretion if (a) AIV Holdings had received notice of the proposal before the close of business on February 16, 2014 and advises stockholders in the Company’s 2014 proxy statement about the nature of the matter and how management intends to vote on such matter, or (b) did not receive notice of the proposal prior to the close of business on February 16, 2014.

Notices of intention to present proposals at the 2014 annual meeting should have been addressed to Paula A. Bosco, Corporate Secretary, 787 Seventh Avenue, 48th Floor, New York, New York 10019. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

The Company’s audit committee has established guidelines and procedures regarding the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters (collectively, “Accounting Matters”). Persons with complaints or concerns regarding Accounting Matters may submit their complaints to the Company’s chief compliance officer. Persons who are uncomfortable submitting complaints to the chief compliance officer, including complaints involving the chief compliance officer, may submit complaints directly to the Company’s audit committee chair. Complaints may also be submitted on an anonymous basis via an anonymous online reporting system.

The Chief Compliance Officer may be contacted at:

Paula A. Bosco

Chief Compliance Officer

New Mountain Finance AIV Holdings Corporation

787 Seventh Avenue

48th Floor

New York, New York 10019

The Audit Committee Chair may be contacted at:

Kurt J. Wolfgruber

Audit Committee Chair

New Mountain Finance AIV Holdings Corporation

787 Seventh Avenue

48th Floor

New York, New York 10019

COSTS OF CONSENT SOLICITATION

The Company will pay the costs of soliciting the stockholder consent pursuant to this Consent Solicitation Statement. In addition to the solicitation by mail, the directors, officers and other regular employees of the Company may solicit the consent from the stockholder personally, by facsimile, by email or by other appropriate means. Upon request, the Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in sending this consent solicitation statement to the sole stockholder, if applicable.

ANNUAL REPORTS

When available, the Company will furnish, without charge, copies of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, to an investor upon request directed to New Mountain Finance AIV Holdings Corporation, 787 Seventh Avenue, 48th Floor, New York, NY 10019, Attention: Investor Relations or by telephone at (212) 720-0300. There reports are also available at no cost through the Company’s website at http://www.newmountainfinance.com or through the SEC’s EDGAR database at http://www.sec.gov.

PRELIMINARY PROXY MATERIALS SUBJECT TO COMPLETION

New Mountain Finance AIV Holdings Corporation

787 Seventh Avenue, 48th Floor

New York, NY 10019

CONSENT OF STOCKHOLDERS IN LIEU OF A SPECIAL MEETING

This consent must be returned by April [  ], 2014 (unless extended by the Board of Directors in its sole discretion)

This consent is solicited on behalf of the Board of Directors. Please mark your vote in blue or black ink as shown here. ☒

Please mark, sign, date and return the consent promptly by electronic mail (in PDF), by facsimile or by mail to:

New Mountain Finance AIV Holdings Corporation

Attn: Paula A. Bosco

Email: pbosco@newmountaincapital.com

Facsimile: (646) 417-5813

Address: 787 Seventh Avenue, 48th Floor, New York, New York 10019

The undersigned stockholder of New Mountain Finance AIV Holdings Corporation, a Delaware corporation (the “Company”), acting pursuant to Section 228 of the Delaware General Corporation Law, as amended, and in lieu of a special meeting of the Company’s stockholders, hereby acts as follows on the proposal set forth below:

A proposal to authorize the Board of Directors of the Company to withdraw the Company’s election to be treated as a business development company under the Investment Company Act of 1940, as amended.

FOR	AGAINST	ABSTAIN
☐	☐	☐

THE STOCKHOLDER’S APPROVAL OF THIS PROPOSAL PURSUANT TO THIS CONSENT WILL BE EFFECTIVE UPON THE STOCKHOLDER SIGNING AND DELIVERING THIS CONSENT TO THE COMPANY. THIS CONSENT MAY NOT BE REVOKED AFTER SUCH EFFECTIVENESS.

Signature of Stockholder:	Date:

Name of Stockholder:

Name of Authorized Person:

Title of Authorized Person:

Note:

Please sign exactly as your name(s) appears on this consent. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.